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                                                                    EXHIBIT 99.1

                          [ARCHSTONE SMITH LETTERHEAD]


News Release

Contact:  Jack R. Callison, Jr.
          800-982-9293 - 303-708-5959

                 ARCHSTONE-SMITH ANNOUNCES EXPECTED RESULTS FOR
                               THIRD QUARTER 2002
                THIRD QUARTER SAME-STORE REVENUES DECREASE 1.4%;
                       YEAR-TO-DATE REVENUES INCREASE 0.1%

DENVER -- October 21, 2002 -- Archstone-Smith (NYSE:ASN) announced its expected financial results for the three and nine months ended September 30, 2002. Third quarter same-store revenues decreased 1.4%, and year-to-date same-store revenues increased 0.1%. The same-store revenue growth for Archstone-Smith's core markets during the third quarter is as follows:

                  THIRD QUARTER 2002 SAME-STORE REVENUE GROWTH:
                  ---------------------------------------------
                    Southern California                  4.2%
                    Southeast Florida                    1.3%
                    Washington, D.C. Metro Area          1.0%
                    Boston                              (4.5%)
                    Seattle                             (5.2%)
                    Chicago                             (5.6%)
                    San Francisco Bay Area              (7.6%)

Third quarter same-store expenses increased 4.7% over the same period last year, driven primarily by increases in property taxes, utilities and insurance costs. As a result, third quarter same-store net operating income (NOI) decreased 4.3%; year to date same-store NOI decreased 1.9% from 2001. On a sequential basis, Archstone-Smith's third quarter same-store revenues decreased 0.4% from the second quarter of 2002.

"We continue to be pleased with our operating performance during these very challenging economic times," said R. Scot Sellers, chairman and chief executive officer. "Our emphasis on customer service and innovative operating initiatives such as revenue management are producing solid relative performance for Archstone-Smith, during a difficult time for the apartment industry."

The company announced that Ameriton Properties Incorporated completed the sale of one development community during the third quarter. This disposition contributed approximately $11.2 million, or $0.05 per share, to Archstone-Smith's third quarter funds from operations (FFO).

Archstone-Smith also announced that it will expense approximately $5 million to $7 million in the third quarter, representing $0.02 to $0.03 per share, for costs to correct moisture infiltration issues and claims related to mold at one of its high-rise properties in Southeast Florida. The company also expects to incur additional costs of approximately $11 million to $13 million for related capital improvements. The company is also subject to litigation in connection with these issues. Archstone-Smith believes it will recover a portion of these costs from insurance

                                    --MORE--

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Archstone-Smith Announces Expected 3Q02 Results
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carriers and is evaluating other potential recoveries. The amounts reserved in the third quarter represent the company's best estimate of these costs at this time and do not include any recoveries.

Including these aforementioned items, Archstone-Smith expects its earnings per share to be $0.30 to $0.32 per share for the third quarter of 2002. FFO per share is expected to be $0.52 to $0.54 per share for the same period.

THIRD QUARTER 2002 CONFERENCE CALL WITH SENIOR MANAGEMENT SCHEDULED FOR NOVEMBER 13, 2002

Archstone-Smith will release its full third quarter 2002 financial results on November 13, 2002, before the opening of the market. The company is completing its annual budget and capital allocation planning in early November and will provide 2003 earnings guidance in its conference call with senior management, scheduled for Wednesday, November 13, 2002, at 11 a.m. EST. For access to the call:

-- Webcast: At WWW.ARCHSTONESMITH.COM. Select "INVESTORS" click on "QUARTERLY RESULTS," and follow the instructions

--   Conference call dial-in: Domestic (888) 803-5698; International
     (706) 645-0305

Archstone-Smith is one of the nation's leading owners, operators, developers and acquirers of apartments in protected locations in major metropolitan areas across the country. The company is ranked 371 on the Forbes Super500 list for 2002. With a current total market capitalization of approximately $9.3 billion, Archstone-Smith has a strategic national presence with 225 garden communities and high-rise properties, representing a total of 79,489 units, including 2,117 units under construction, as of September 30, 2002.

                                      # # #

Archstone-Smith's press releases are available on its web site at WWW.ARCHSTONESMITH.COM or by calling (800) 982-9293.

In addition to historical information, this press release contains forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management's beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management's control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. See "Risk Factors" in Archstone-Smith's 2001 Annual Report on Form 10-K for factors which could affect Archstone-Smith's future financial performance.